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                                                                    EXHIBIT 99.1


SUPPLEMENTAL FINANCIAL AND OTHER DATA

This supplement provides adjustments to certain GAAP financial measures and Net Operating Income, which is a supplemental non-GAAP financial measure, that the company makes internally to calculate Net Asset Value ("NAV"). In addition, the company believes that investors and analysts use similar measures in estimating the company's NAV. These measures, as adjusted, are supplemental non-GAAP financial measures. With the exception of Net Operating Income, the most comparable GAAP measure for each of the non-GAAP measures presented below in the "As Adjusted" column is the corresponding number presented in the "As of March 31, 2003" column. In this supplement, the company presents Net Operating Income for the quarter ended March 31, 2003 for properties stabilized by the beginning of the quarter ended March 31, 2003 so that a capitalization rate may be applied and a value for the assets determined. Properties not stabilized by the beginning of the quarter ended March 31, 2003 are presented at full undepreciated cost. Other tangible assets are also presented, as well as total liabilities and the liquidation value of preferred shares and units. The company believes it is important to provide these measures to allow investors to easily come to their own calculations of NAV. The company also believes that internal and external NAV estimates are a useful benchmark of the value of the company's assets over time and provide a useful measure for analyzing the company's trading price on the New York Stock Exchange.

FINANCIAL DATA
(In thousands)

                                                                   AS OF                                         AS
INCOME STATEMENT DATA                                          MARCH 31, 2003       ADJUSTMENTS               ADJUSTED
------------------------------------------------------         --------------       -----------              ----------
Rental revenues                                                  $   78,862          $  (2,880)(1)           $   75,982
Other property revenues                                               2,911               (190)(1)                2,721
                                                                 ----------          ---------               ----------
     Total rental and other revenues (A)                             81,773             (3,070)                  78,703
Property operating & maintenance expenses
   (excluding depreciation and amortization) (B)                     33,626             (5,478)(1)               28,148
                                                                 ----------          ---------               ----------
Property net operating income (2) (Table 1) (A-B)                $   48,147          $   2,408               $   50,555
                                                                 ----------          ---------               ----------

Apartment units represented                                          30,078             (2,082)(3)               27,996

OTHER ASSET DATA
------------------------------------------------------
Cash & equivalents                                               $    3,811          $      --               $    3,811
Construction in progress                                             86,388            138,207(4)               224,595
Land held for development or sale                                    21,754             15,224(5)                36,978
Investments in and advances to unconsolidated real
   estate entities (including construction loans
   receivable)                                                      163,933            (25,142)(6)              138,791
Other assets (7)                                                     45,305                 --                   45,305
Total assets of unconsolidated real estate entities (8)             202,718           (142,581)(8)               60,137

LIABILITY DATA
------------------------------------------------------
Tax-exempt debt                                                     214,380                 --                  214,380
Other notes payable                                               1,169,886                 --                1,169,886
Other liabilities (9)                                               105,862                 --                  105,862
Total liabilities of unconsolidated
   real estate entities (10)                                        159,835           (103,893)(10)              55,942

OTHER DATA
------------------------------------------------------
Liquidation value of preferred units                             $   70,000          $      --               $   70,000
Liquidation value of preferred shares                            $  145,000          $      --               $  145,000

Common units outstanding                                              4,732                 --                    4,732
Common shares outstanding                                            37,325                 --                   37,325

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TABLE 1

RECONCILIATION OF PROPERTY NET OPERATING INCOME (NOI) TO INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE EQUITY IN LOSSES OF UNCONSOLIDATED ENTITIES, GAINS ON PROPERTY SALES AND MINORITY INTEREST
(In thousands)

                                                                                    AS OF
                                                                                MARCH 31, 2003
                                                                                --------------
Consolidated property NOI                                                          $ 48,147
Add:
   Interest income                                                                      234
   Revenues from third party services
Less:
   Depreciation                                                                     (22,728)
   Interest                                                                         (16,561)
   Amortization of deferred loan costs                                                 (788)
   General and administrative                                                        (3,624)
   Minority interest in consolidated property partnerships                              334
   Other expenses                                                                      (567)
   Severance charges                                                                (19,712)
   Asset impairment charge                                                          (14,118)
                                                                                   --------

Income (loss) from continuing operations before equity in losses of
   unconsolidated entities, gains on property sales and minority interest          $(29,383)
                                                                                   --------

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(1)      The adjustments reflect a reduction of rental revenues ($3,331) and other property revenues ($83) and property operating and maintenance expenses (excluding depreciation and amortization) ($1,720) from properties that had not reached a stabilized occupancy of 95% by December 31, 2002 (Post Harbour Place(TM), Post Luminaria(TM) and Post Toscana(TM)). The adjustments also include additions for the rental revenues ($1,681) and other property revenues ($51) and operating and maintenance expenses (excluding depreciation and amortization) ($578) relating to Post Park(R), an asset classified as held for sale at March 31, 2003 and the company's 35% share of rental revenues ($280) and other property revenues ($22) and property operating and maintenance expenses (excluding depreciation and amortization) ($132) from Post Biltmore(TM), a property accounted for on the equity method of accounting. In addition, the adjustments reflect a reduction of rental revenues ($1,510) and other revenues ($180) and property operating and maintenance expenses (excluding depreciation and amortization) ($1,584) relating to the company's corporate apartment business. Lastly, the adjustment to property operating and maintenance expenses (excluding depreciation and amortization) also includes a reduction for corporate property management expenses ($2,884).

(2) Net Operating Income ("NOI") is a supplemental non-GAAP financial measure. The company uses NOI as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (excluding depreciation and amortization). The company believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, Same Store groupings and individual properties. Additionally, the company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on the Registrants' consolidated statement of operations entitled "income (loss) from continuing operations before equity in losses of unconsolidated entities, gains on property sales and minority interest" is the most directly comparable GAAP measure to NOI. The adjustment reflects the aggregate cost investment in projects that had not reached a stabilized occupancy of 95% as of December 31, 2002. A reconciliation of NOI to income (loss) from continuing operations before equity in losses of consolidated entities, gains on property sales and minority interest is included with this supplement (see Table 1).

(3) The adjustment reflects a reduction of total apartment units for properties that had not reached a stabilized occupancy of 95% by December 31, 2002 (Post Harbour Place(TM), Post Luminaria(TM), Post Toscana(TM), Post Peachtree(TM), Post Paseo, Post Massachusetts Avenue(TM) - 1,903 unit total reduction) and a reduction of 65% of the 276 units at Post Biltmore(TM) (179 unit reduction) to adjust the Post Biltmore(TM) units to the company's 35% share of the units.

(4) The adjustment reflects the aggregate cost investment in projects that had not reached a stabilized occupancy of 95% as of December 31, 2002.

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(5)      The adjustment reflects land parcels included on the balance sheet as a component of assets held for sale.

(6) The "As of March 31, 2003" amount represents the company's investment in and advances to unconsolidated entities. The adjustment reflects the company's equity investments in unconsolidated entities. The "As Adjusted" amount represents the construction loans receivable from the venture partners.

(7) These amounts consist of restricted cash and other assets, per the company's balance sheet.

(8) The "As of March 31, 2003" amount represents total assets of unconsolidated entities. The adjustment includes the additions to add back the accumulated depreciation of such assets ($3,801) and a reduction for the venture partner's 65% share of assets before accumulated depreciation of Post Paseo, Post Peachtree(TM) and Post Massachusetts Avenue(TM) ($111,684). The adjustment also includes a reduction for all of the undepreciated real estate assets of the company's Post Biltmore(TM) project ($34,698) as that project reached stabilized occupancy prior to December 31, 2002. The "As Adjusted" amount represents the company's 35% share of undepreciated assets of unconsolidated entities plus the company's 35% share of the cash and other assets of its Post Biltmore(TM) property.

(9) These amounts consist of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the company's balance sheet.

(10) The "As of March 31, 2003" amount represents total liabilities of unconsolidated entities. The adjustment represents a reduction for the venture partner's 65% share of liabilities of unconsolidated entities. The "As Adjusted" amount represents the company's 35% share of liabilities of unconsolidated entities.